NOTICE OF ANNUAL MEETING


        To the Stockholders of
        Grand Premier Financial, Inc.


             The Annual Meeting of Stockholders of Grand Premier Financial, Inc. a Delaware corporation (the "Company"), will be held at the Niles, office of Grand National Bank, 7100 West Oakton, Niles, Illinois, 60714-3047, at 10:00AM (local time) on Wednesday, May 28, 1997 for the following purposes:

        1.  To elect six (6) Class I directors for a term of three years.

        2.   To consider and  vote upon a  proposal to ratify  and approve the
        1996
            Non-qualified Stock Option Plan, which was adopted by the Board of Directors effective August 22, 1996.

        3. To transact and act upon such other matters or business as may properly come before said meeting, or any adjournment or adjourn-
            ments thereof.   The Board  of Directors of  the Company does  not
        know      of any other matters requiring action by the stockholders to
        come       before the Annual Meeting.

             A complete list of stockholders entitled to vote at the meeting shall be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the meeting at Grand Premier Financial Inc s. corporate office, 486 West Liberty Street, Wauconda, Illinois. The close of business on March 31, 1997 has been selected by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


        BY ORDER OF THE BOARD OF DIRECTORS




        Alan J. Emerick                              ***IMPORTANT***
        Secretary                              WHETHER OR NOT YOU EXPECT TO
                                               ATTEND THE MEETING IN PERSON,
                                               PLEASE SIGN THE ACCOMPANYING
                                               PROXY AND MAIL IT NOW IN THE
        April 14, 1997                             ENCLOSED ENVELOPE.

















                                   PROXY STATEMENT


        GENERAL INFORMATION

             This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Grand Premier Financial, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders, (the "Annual Meeting"), and any adjournment or adjournments thereof, to be held on Wednesday, May 28, 1997, at 10:00 A.M., local time, at the Niles office of Grand National Bank, 7100 West Oakton, Niles, Illinois, 60714-3047.

             Only holders of record of shares of common stock of the Company (the "Common Stock") at the close of business on March 31, 1997 will be entitled to notice of and to vote at the Annual Meeting, each share being entitled to one vote. On such date there were 20,002,563 shares of Common Stock outstanding. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by a broker in street name and represented by a proxy indicating that the broker does not have discretionary authority to vote on a particular proposal) as shares present for purposes of determining the existence of a quorum.

             Any stockholder who executes the enclosed proxy may revoke it any time before it has been exercised by a later dated proxy or by giving notice of such revocation to the Company in writing or in an open meeting before such proxy is voted. Attendance at the meeting will not in and of itself constitute the revocation of a proxy. Otherwise, all properly executed proxies received at or before the meeting will be voted in accordance with the instructions contained therein. If no instructions are given, such proxies will be voted: (1) FOR the election of directors as stated below, (2) FOR the proposal to ratify and approve the 1996 Non-qualified Stock Option Plan, and (3) in the discretion of the named proxies, upon such other matters as may properly come before the meeting.

             The cost of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by persons regularly employed by the Company or its subsidiaries, by personal interview, telephone or telegraph, without compensation, other than the compensation such persons otherwise receive for their services as employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

             A copy of the Company's Annual Report for the year ended December 31, 1996, including audited financial statements, is included with this proxy. The approximate date on which this proxy statement, form of proxy and annual report were first sent to stockholders was April 14, 1997.







                          PROPOSAL 1: ELECTION OF DIRECTORS


                           INFORMATION CONCERNING NOMINEES


             The Company's Amended and Restated Certificate of Incorporation provides that the business and affairs of the Company shall be managed by and under the direction of a Board of Directors. Until the annual meeting of stockholders in 1999 the number of directors comprising the full Board of Directors is set at sixteen (16), which number may not be increased or decreased except by amendment to the Certificate of Incorporation. The Amended and Restated Certificate of Incorporation further provides that the Board of Directors is to be divided into three classes that are to be as nearly equal in number as possible. The terms of six (6) directors who are presently serving on the Board, Brenton J. Emerick, Robert W. Hinman, Donald E. Bitz, Edward G. Maris, Joseph C. Piland, and John Simcic expire at the Annual Meeting. One of the directors, Donald E. Bitz, will be retiring from the Board.
        The Board of Directors has renominated Messrs. Emerick, Hinman, Maris, and Piland, who have served on the Board since its inception, for election as Class I directors for a term ending at the Annual Meeting in 2000 or until their successors are elected and qualified.

             The Board of Directors has also nominated Mr. Thomas D. Flanagan, who would be new to the Board, and Mr. John Simcic, who was appointed by the Board to fill the unexpired term of Mr. Harry J. Bystricki who passed away in February, 1997 for election as Class I directors.

             Under the terms of the agreement governing the merger of Premier Financial Services, Inc. ( Premier ) and Northern Illinois Financial Corporation ( Northern Illinois ) with and into the Company on August 22, 1996, (the Merger ), Northern Illinois and Premier each had the right to designate 8 of the 16 members of the Company s initial Board of Directors. The Company s Amended and Restated Certificate of Incorporation provides that, until the annual meeting of stockholders to be held in 1999, a majority of those persons who were initially appointed as directors of the Company by Premier or their nominees (the Premier Directors ) will have the right to designate the person or persons to fill any vacancies on the Board of Directors created by the death, resignation or removal of the Premier Directors, and a majority of those persons who were initially appointed as directors by Northern Illinois or their nominees (the Northern Illinois
        Directors ) will have the right to designate the person or persons to fill any vacancies on the Board of Directors created by the death, resignation or removal of the Northern Illinois Directors. In accordance with that provision, the Premier Directors designated Mr. Flanagan to fill the position formerly held by Mr. Bitz and the Northern Illinois Directors designated Mr. Simcic to fill the position formerly held by Mr. Bystricky.

             Thomas D. Flanagan was born in 1937 in Chicago, Illinois. After receiving his undergraduate degree from Loyola University, Mr. Flanagan attended Chicago Kent Law School, Chicago, Illinois, where he was awarded a degree in law. Upon completing his studies, Mr. Flanagan served as an Assistant States Attorney, Cook County, Illinois, from 1963 to 1968. In 1968, he became a founding partner and attorney with Flanagan, Bilton & Branagan, Chicago, Illinois. Mr. Flanagan specializes in real estate tax law, and has been with the firm since its inception.

             John Simcic was born August 4, 1929 in Waukegan, Illinois. He is a graduate of the University of Wisconsin with a degree in light building. Mr. Simcic began his career in construction in 1956, when he organized and started his own business specializing in residential, commercial and light industrial remodeling and renovation. He became a partner in Century 21 Maki & Paulson in 1985, and subsequently, in 1991, assumed ownership of the business. In 1996, Mr. Simcic developed a corporate group known as the United Group under Century 21, and with two other partners owns and manages four offices in Lake County, Illinois.

             Unless otherwise indicated, proxies will be voted for the election of the nominees below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such persons, if any, as shall be designated by the Board. Each nominee has agreed to serve as a director, if elected, and the Board of Directors does not presently know of any circumstances which would render any nominee named herein unavailable.

             The Company's by-laws provide that all elections of directors shall be decided by a plurality vote. Since six (6) positions are to be filled on the Board of Directors, the six (6) nominees receiving the highest number of votes cast at a meeting at which a quorum is present will be elected as directors. Abstentions (including broker non-votes, if any) will not be counted in determining the number of votes received by any nominee.

        Class I Nominees (If elected, term will expire in 2000)


                                          Principal Occupation and Year
        Name                    Age       First Elected a Director (1)

        Brenton J. Emerick      72        Executive Vice President of Grand
                                          National Bank, a subsidiary of the
                                          Company - 1996

        Thomas D. Flanagan      59        Founding Partner, Flanagan, Bilton
                                          & Branagan (law firm).

        Robert W. Hinman        51        President and Chief Operating
                                          Officer of the Company, and
                                          Chairman of the Board, and
                                          President of all of the Grand
                                          Premier Banks - 1996

        Edward G. Maris         61        Private Investor - 1996

        Joseph C. Piland        64        Educational Consultant and retired
                                          President, Highland Community
                                          College
                                          - 1996

        John Simcic             67        Chairman of the Board, J. Simcic,
                                          Inc.  (remodeling/construction
                                          company), and Chairman of the
                                          Board, Maki & Associates, Inc.
                                          (d/b/a/ Century 21 United - real
                                          estate sales). - 1997




        - - - - - - - - - - - - Continuing Directors - - - - - - - - - - - - -
        -



        Class II (Term expires 1998)



                                          Principal Occupation and Year
         Name                   Age       First Elected a Director (1)

         Jean M. Barry          42        Senior Investment Officer of the
                                          Company - 1996

         James Esposito         64        Executive Vice President of Grand
                                          National Bank, a subsidiary of the
                                          Company - 1996

         R. Gerald Fox          61        President and Chief Executive
                                          Officer, F.I.A. Publishing
                                          Company.  (publisher of financial
                                          books and periodicals) - 1996

         David L. Murray        54        Senior Executive Vice President
                                          and Chief Financial Officer of the
                                          Company, and President, Grand
                                          Premier Operating Systems, Inc. -
                                          1996
         Stephen J. Schostok    60        Attorney and partner, Dimonte
                                          Schostok & Lizak, attorneys at
                                          law. - 1996






        Class III  (Term expires 1999)


        Frank J. Callero        69        Partner, Callero and Callero LLP.
                                          (certified public accountants).
                                          - 1996

        Alan J. Emerick         53        Executive Vice President and Chief
                                          Administrative Officer of the
                                          Company - 1996

        Howard A. McKee         81        Attorney at Law - 1996

        Richard L. Geach        56        Chairman of the Board and Chief
                                          Executive Officer of the Company
                                          - 1996
        H. Barry Musgrove       62        Chairman of the Board and
                                          President, Frantz Manufacturing
                                          Company.  (manufacturer of anti-
                                          friction products) - 1996


        (1) Each director has engaged in the principal occupation indicated for at least five years, except as follows:


        - Jean M. Barry was Vice President, Northern Illinois Financial Corporation, from 1989-1996.

        - Alan J. Emerick was Executive Vice President of Northern Illinois Financial Corporation from 1994-1996, Chief Executive Officer of Grand National Bank-Niles from 1991-1996, and President, Grand National Bank-Waukegan, from 1995-1996.

        - Brenton J. Emerick was Chairman of the Board, Grand National Bank-Waukegan, from 1967-1996.

        - James Esposito was Chief Executive Officer of Grand National Bank-Crete from 1974-1996.

        - Robert W. Hinman was President & Chief Executive Officer of Northern Illinois Financial Corporation from 1988 to 1996.

        - Richard L. Geach was President and Chief Executive Officer of Premier Financial Services, Inc. From 1982-1996.

        - Edward G. Maris was Senior Vice President, Chief Financial Officer, Secretary & Treasurer, Northwestern Steel and Wire Company, from 1986-1996.

        - David L. Murray was Executive Vice President/Chief Financial Officer of Premier Financial Services, Inc. and President, Premier Operating Systems, Inc., from 1970-1996.

        - Stephen J. Schostok was an attorney with Laser Schostok Kolman and Frank from 1964-1994.










                             BOARD AND COMMITTEE MEETINGS

             Since its formation in August, 1996, the Board of Directors held 5 regular meetings. Each Director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served.

             The Board of Directors has established several committees to assist in the discharge of its responsibilities.

             The Executive Committee meets in situations where it is impractical and/or unnecessary to meet as a full Board of Directors. Current members of the committee are Howard A. McKee, who serves as Chairman, Richard L. Geach, Robert W. Hinman and David L. Murray. The

        Committee met 3 times in 1996.

             The Governance Committee evaluates and makes recommendations regarding Board composition, qualifications of directors and other administrative issues with respect to the Board and Boards of Directors of the Company s subsidiaries. Current members are R. Gerald Fox, Chairman, Frank J. Callero, H. Barry Musgrove, Joseph D. Piland and John Simcic. Among other functions, the Committee serves as a nominating committee which selects and nominates members of the Board of Directors. Nominees recommended by stockholders in writing to the Secretary of the Company at 486 West Liberty Street, Wauconda, Illinois, 60084-2489, in accordance with the procedures set forth below under "Notice Provisions for Stockholder Proposals and Nominations of Directors", will be considered by the Committee. The Committee met once in 1996.

             The current members of the Compensation Committee are Messrs. Edward G. Maris, Chairman, Frank J. Callero, Stephen J. Schostok and John Simcic. Among other functions, the Committee makes recommendations to the Board of Directors as to the compensation of the Executive Officers and outside Directors as well as with respect to the Company's benefit programs. The Committee also interprets and administers the Company's benefit plans. The Committee met once in 1996.

             The Audit Committee consists of four permanent members and other outside directors on a rotating basis. Messrs. Frank J. Callero, Chairman, Donald E. Bitz, Joseph C. Piland, and John Simcic currently serve as permanent members. The Committee reviews the financial audits of the Company and its subsidiaries, both internal and independent, and examines matters relating to the financial statements of the Company. The Committee held two meetings in 1996.


                            DIRECTORS FEES AND COMPENSATION


             As of December 31, 1996, Directors who were not employees of the Company were paid an annual retainer of $ 12,000 and $ 500 per meeting attended for board and committee participation. Directors who are employees of the Company are paid $500 per board meeting attended. Under the Company s Deferred Compensation Plan, directors may elect to defer receipt of up to 100% of fees earned. The Company will match 25% of the amount deferred.

             Howard A. McKee is retained by Grand National Bank pursuant to a consulting agreement which expires February 17, 2000 or earlier upon mutual agreement of the parties. Mr. McKee receives a consulting fee of $80,000 per year for his services. In addition, Mr. McKee, who is also an attorney, received legal fees for his services to Northern Illinois subsidiary banks totaling $69,289 for the year ended December 31, 1996. Mr. McKee was an executive officer of Northern

        Illinois prior to the Merger and received, for his services, a salary and benefits under certain benefit programs of Northern Illinois. Following the Merger, the Company continued such payments to Mr. McKee. Mr. McKee s compensation under these programs for the year ended December 31, 1996 included $200,000 in salary, a bonus of $11,960, and contributions totaling $20,040 to the Northern Illinois Financial Profit Sharing and Deferred Compensation Plans. Mr. McKee is furnished with a Company leased automobile and a driver, and reported $1,124 in taxable compensation for personal use in 1996. Mr. McKee also received committee and directors fees paid by subsidiary banks of Northern Illinois Financial Corporation and board attendance fees paid by the Company totaling $6,100 in 1996.


             Brenton J. Emerick was also an executive officer of Northern Illinois prior to the Merger and received, for his services, a salary and benefits under certain benefit programs of Northern Illinois. Following the Merger, the Company continued such payments to Mr. Emerick. Mr. Emerick s compensation under these programs for the year ended December 31, 1996 included $223,000 in salary, a bonus of $13,477, and contributions totaling $25,559 to the Northern Illinois Financial Profit Sharing and Deferred Compensation Plans. Mr. Emerick is furnished with a Company owned automobile, and reported $1,871 in taxable compensation for personal use in 1996. Mr. Emerick also received committee and directors fees paid by subsidiary banks of Northern Illinois Financial Corporation and board attendance fees paid by the Company totaling $9,500 in 1996.

             Two other directors, James Esposito and Jean M. Barry, are full-time employees of the Company who served as executive officers of Northern Illinois Financial prior to the Merger. For the year ended December 31, 1996, Mr. Esposito received $120,000 in salary, a bonus of $10,183, and contributions totaling $23,545 to the Northern Illinois Financial Profit Sharing and Deferred Compensation Plans.
        Mr. Esposito is furnished with a Company leased automobile, and reported $1,673 in taxable compensation for personal use in 1996. Mr. Esposito also received committee and directors fees paid by subsidiary banks of Northern Illinois Financial Corporation and board attendance fees paid by the Company totaling $6,100 in 1996. For the year ended December 31, 1996, Ms. Barry received $73,876 in salary, a bonus of $4,627, and contributions totaling $10,295 to the Northern Illinois Financial Profit Sharing and Deferred Compensation Plans. Ms. Barry is furnished with a Company leased automobile, and reported $3,510 in taxable compensation for personal use in 1996. Ms. Barry also received committee and directors fees paid by subsidiary banks of Northern Illinois Financial Corporation and board attendance fees paid by the Company totaling $6,100 in 1996.



             For information concerning the compensation members of the Board of Directors who are also executive officers of the Company received, see Executive Compensation .






























                                 EXECUTIVE OFFICERS

             The following table sets forth the names and ages of the executive officers of the Company, as well as their respective positions with the Company and its subsidiaries: (1)


         Name                     Age     Position(s) (1)(2)

         Richard L. Geach         56

                                          Chairman of the Board & Chief
                                          Executive Officer of the Company
                                          and a director of all of the
                                          Company s subsidiaries.

         Robert W. Hinman         51      President, Chief Operating Officer
                                          and a director of the Company,
                                          President and Chief Executive
                                          Officer of all of the Company s
                                          subsidiary banks, and a director
                                          of all of the Company s
                                          subsidiaries.


         David L. Murray          54      Senior Executive Vice President,
                                          Chief Financial Officer and a
                                          director of the Company, President
                                          and Chief Executive Officer of
                                          Grand Premier Operating Systems,
                                          Inc.,  and a director of all of
                                          the Company s subsidiaries.

         Alan J. Emerick          53      Executive Vice President, Chief
                                          Administrative Officer and a
                                          director of the Company, and a
                                          director of all of the Company s
                                          subsidiaries.

         William T. Theobald      48      Senior Vice President and Chief
                                          Credit Officer of the Company and
                                          a director of all of the Company s
                                          subsidiary banks.

         Larry W. O Hara          37      Senior Vice President and Director
                                          of Marketing of the Company

         Kenneth A. Urban         59      President and Chief Executive
                                          Officer and a Director of Grand
                                          Premier Trust and Investment,
                                          Inc., and Division Head, Non-bank
                                          Products Division of the Company.

         Jack J. Emerick          39      Regional President, Region 1
                                          Banking/Sales Offices.

         Ralph M. Zicco           53      Regional President, Region 2
                                          Banking/Sales Offices.

         Reid L. French           43      Regional President, Region 3
                                          Banking/Sales Offices.

         Joseph E. Esposito       36      Regional President, Region 4
                                          Banking/Sales Offices.

         Scott Dixon              43      Regional President, Region 5
                                          Banking/Sales Offices.



        (1) The Company's current subsidiaries are Grand National Bank, Grand Premier Trust and Investment, Inc., Grand Premier Insurance, Inc., and Grand Premier Operating Systems, Inc. Northern Illinois Financial Corporation merged all of its subsidiary banks into Grand National bank in February, 1996. Effective with the Merger, the Company s subsidiary banks included Grand National Bank, First Bank North, First Bank South, First National Bank of Northbrook and First Security Bank of Cary-Grove, all of which have been or will be merged into Grand National Bank on or before April 21, 1997.


        (2)  Each executive officer has held the position or office indicated,
        or other     comparable responsible position(s) with the Company,
        since the Merger. For at least five years prior to the Merger, the officers held the following positions, or comparable responsible positions, with Premier Financial Services, Inc. or Northern Illinois Financial Corporation which were merged into the Company in August, 1996:

        - Richard L. Geach was Chairman of the Board, President & Chief Executive Officer of Premier Financial Services, Inc.

        - Robert W. Hinman was President & Chief Executive Officer and a director of Northern Illinois Financial Corporation.

        - David L. Murray was Executive Vice President/Chief Financial Officer and a director of Premier Financial Services, Inc., and President, Premier Operating Systems, Inc.

        - Alan J. Emerick was Executive Vice President of Northern Illinois Financial Corporation from 1994-1996 and a director in 1996, President, Grand National Bank-Waukegan from 1995-1996, and Chief Executive Officer of Grand National Bank-Niles from 1991-1996.

        - William T. Theobald was President, Grand National Bank-South region from 1992-1996 and Executive Vice President/Chief Credit Officer, Grand National Bank-South region in 1996.

        - Larry W. O Hara was Senior Vice President/Marketing, Northern Illinois Financial Corporation.

        - Kenneth A. Urban was Division Head, Non-bank Products Division of Premier Financial Services, Inc., and President, Premier Trust Services, Inc.

        - Jack J. Emerick was Vice President, Grand National Bank-East region from 1992-1995 and Area Sales Manager, Grand National Bank-East region from 1996-1996. Jack J. Emerick is Brenton J. Emerick s son and Alan
        J. Emerick s brother.

        - Ralph M. Zicco was President, Grand National Bank-Wauconda and Grand National Bank-Crystal Lake from 1992-1996 and Executive Vice President-Sales, Grand National Bank-East Region in 1996.

        - Reid L. French was Executive Senior Vice President, Grand National Bank-West region from 1992-1996.

        - Joseph E. Esposito was Assistant Vice President, Grand National Bank-South region from 1992-1996 and Senior Retail Manager, Grand National Bank-South region in 1996. Joseph E. Esposito is James Esposito s son.

        - Scott Dixon was President, Region 2 Banking/Sales offices of Premier Financial Services, Inc.









            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


             The following table sets forth information regarding the shares of Grand Premier Financial, Inc. common stock beneficially owned, by holders known to the Company to have beneficially owned more than 5% of the voting securities as of March 31, 1997:




                                                     Amount &
        Title of   Name and Address of Beneficial    Nature of       Per
        Class      Owner                             Beneficial      Cent of
                                                     Ownership       Class

        Common     Howard A. McKee                   6,518,853        32.59%
                   26990 Countryside Lake Drive      (1)
                   Mundelein, Illinois 60060

                   Grand Premier Trust and           1,388,258         6.94%
                   Investment, Inc.                  (2)
                   110 West Main Street
                   Freeport, IL 61032

                                                     Amount &
        Title of   Name and Address of Beneficial    Nature of       Per
        Class      Owner                             Beneficial      Cent of
                                                     Ownership       Class

                   Northland Insurance Agency, Inc.  1,096,729         5.48%
                   20 South Clark Street, Suite      (3)
                   2310
                   Chicago, Illinois 60603

                   Keeco, Inc.                       1,060,328         5.30%
                   20 South Clark Street, Suite      (3)
                   2310
                   Chicago, Illinois 60603




        (1) Excludes 156,880 shares held by Mr. McKee s spouse, as to all of which Mr. McKee disclaims beneficial ownership. Includes 1,096,729 shares held by Northland Insurance Agency, Inc. and 1,060,328 shares held by Keeco, Inc., as to which Mr. McKee shares investment power (see Note 3 below). Excludes 504,666 shares held by corporations that Mr. McKee s family members and/or business interests control, as to all of which Mr. McKee disclaims beneficial interest.



        (2) The shares listed in the table are held in various capacities with Grand Premier Trust and Investment, Inc.( Trust ), and include 791,575 shares held in the Company s Savings and Stock Plan (the Savings and Stock Plan ) for which Trust serves as trustee. Of the 1,388,258 shares listed in the table, Trust has sole investment power with respect to 597,214 shares, shared investment power with respect to 568,264 shares (including 535,814 shares held in individual participant accounts in the 401(k) and profit sharing portion of the Savings and Stock Plan), and no investment power over the remaining 222,780 shares. Trust has sole voting power with respect to 454,058 shares, and no voting power with respect to 142,625 shares. Participants are entitled to direct the trustee as to the voting of shares held in their accounts in either the ESOP (255,761 shares) or 401(k) (535,814 shares) portions of the Savings and Stock Plan.
        Shares held in individual participant accounts for which no directions are received will not be voted by the trustee, unless such failure to vote would be inconsistent with the trustee s fiduciary responsibilities. Participants have the right to direct the disposition of shares held in the 401(k) and profit-sharing portion of the Savings and Stock Plan, but no right to direct the disposition of shares held in the ESOP portion until such time as an individual participant has a right to the distribution of such shares under the terms of the ESOP. Premier Trust, as trustee, has the right to determine whether or not to tender any of the shares held in the Savings and Stock Plan.



        (3) Mr. McKee owns individually 34.0% of the outstanding Common Stock of Northland Insurance Agency, Inc., and with his family and associates controls 100.0%. Mr. McKee also owns individually 49.9% of the outstanding Common Stock of Keeco, Inc., and with his family and associates controls 100.0%. The shares shown in the table as beneficially owned by Northland Insurance Agency, Inc. and Keeco, Inc. are also included in the shares shown as beneficially owned by Mr. McKee.






             The following table sets forth information regarding the shares of Grand Premier Financial, Inc. common stock beneficially owned by each director, nominee for director, the named executive officers of the Company, and all of the Company s directors, nominees and officers as a group, as of March 31, 1997:

        Title of   Name of Beneficial  Amount & Nature of          Per Cent
        Class      Owner               Beneficial Ownership        of Class
                                       (1) (2)
        Common     Jean M. Barry       527,743   (3) (6)            2.64%
                   Frank J. Callero    106,500   (3) (7)             *
                   Alan J. Emerick      57,449   (3) (8)             *
                   Brenton J. Emerick  683,922   (3) (9)           3.42%
                   James Esposito       29,830   (3) (10)             *
                   Thomas D. Flanagan  822,315       (11)          3.95%
                   R. Gerald Fox        47,118   (3) (12)             *

                   Richard L. Geach    321,031   (3) (4) (5) (13)  1.60%
                   Robert W. Hinman    556,295   (3) (14)          2.78%
                   Edward G. Maris       3,584       (3)              *
                   Howard A. McKee   6,518,853   (3) (15)         32.59%
                   David L. Murray      75,374   (3)(4)(5)(16)        *
                   H. Barry Musgrove    33,739    (3)                 *
                   Joseph C. Piland      7,812   (3)(17)              *
                   Stephen J. Schostok   4,758       (3)              *
                   John Simcic         278,222                      1.39%


                   All 24 Directors, 10,359,505 (3)(4)(5)(18)      49.19%
                   Nominees &
                   Executive Officers
                   as a group
                   (including those
                   individuals named
                   above)
<F   >
        * Indicates less than 1% of class.

        (1) The information shown in this column is based upon information furnished to Grand Premier Financial, Inc. by the individuals named in the table. Except as set forth in the following notes, each individual has sole voting power and investment power with respect to the shares owned by him or her.

        (2) Based upon 20,002,563 shares outstanding plus, with respect to each beneficial owner and the group, the shares each beneficial owner has the right to acquire within 60 days of March 31, 1997 pursuant to the exercise of stock options or conversion of Series B Preferred
        Stock.

        (3) The shares listed do not include 49,737 shares held in the trust established pursuant to the Deferred Compensation Plan over which Grand Premier Financial, Inc. shares investment power with the trustee. Each of the directors of the Company, in his or her capacity as a director, may be deemed to share the Company s investment power with the other members of the board of directors with respect to

                                          15












        those shares.


        (4) Includes shares held in the Savings and Stock Plan over which the individual executive officer has sole voting power and shared investment power as follows: Mr. Geach, 82,818 shares, Mr. Murray
        6,341 shares; Mr. Flahaven, 14,553 shares; all executive officers and directors as a group, 202,600 shares. See also Note 2 to the Beneficial Ownership Table on page 9.

        (5)  Includes shares that could be acquired within 60 days of March
        31, 1997 pursuant to the exercise of stock options as follows; Mr.
        Geach, 94,601 shares; Mr. Murray, 51,982 shares; all executive officers and directors as a group, 234,705 shares.

        (6) Includes 6,123 shares held by Ms. Barry as custodian for minor children. Includes 482,107 shares held by Municipal Insurance
        Company and 22,559 shares held by Public Service Investment &
        Management Corporation in which Ms. Barry shares investment power.
        Ms. Barry is Mr. McKee s daughter.

        (7) Excludes 10,880 shares held by Mr. Callero s spouse, as to all of which Mr. Callero disclaims beneficial ownership.

        (8) Excludes 19,225 shares held by Mr. Emerick s spouse, as to all of which Mr. Emerick disclaims beneficial ownership. Alan J. Emerick is Brenton J. Emerick s son.

        (9) Excludes 145,307 shares held by Mr. Emerick s spouse, as to all of which Mr. Emerick disclaims beneficial ownership.

        (10) Includes 28,313 shares held jointly with Mr. Esposito s spouse.

        (11) Represents shares of Grand Premier Financial, Inc. Common Stock issuable within 60 days upon conversion of $7,000,000 in stated value of the Grand Premier Financial, Inc. Series B Preferred Stock, which is convertible into Common Stock at $8.51255 per share. Mr. Flanagan has full investment power over the Series B Preferred Stock.

        (12) Excludes 5,022 shares held by Mr. Fox s spouse, as to all of which Mr. Fox disclaims beneficial ownership.

        (13) Excludes 201,362 shares held by Mr. Geach s spouse, as to all of which Mr. Geach disclaims beneficial ownership.

        (14) Excludes 74,987 shares held by Mr. Hinman s spouse, as to all of which Mr. Hinman disclaims beneficial ownership. Includes 482,107 shares held by Municipal Insurance Company in which Mr. Hinman shares investment power, the shares of which are also included in the beneficial interest ascribed to Ms. Barry. Mr. Hinman is Mr. McKee s son-in-law.


                                          16












        (15) Excludes 156,880 shares held by Mr. McKee s spouse, as to all of which Mr. McKee disclaims beneficial ownership. Includes 1,096,729 shares held by Northland Insurance Agency, Inc. and 1,060,328 shares held by Keeco, Inc., as to which Mr. McKee shares investment power.
        Excludes 504,666 shares held by corporations that Mr. McKee s family members and/or business interests control, as to all of which Mr.
        McKee disclaims beneficial interest.

        (16) Excludes 4,460 shares held by Mr. Murray s spouse, as to all of which Mr. Murray disclaims beneficial ownership.

        (17) Excludes 850 shares held by Mr. Piland s spouse, as to all of which Mr. Piland disclaims beneficial ownership.

        (18) Excludes 655,727 shares held by or for the benefit of spouses of directors, nominees or executive officers, as to all of which directors, nominees and executive officers disclaim beneficial ownership. Includes 234,705 shares which executive officers could acquire within 60 days of March 31, 1997 pursuant to the exercise of stock options (see note 5 above), and 822,315 shares issuable within 60 days of March 31, 1997 pursuant to conversion of Grand Premier
        Financial, Inc. Series B Preferred Stock (see note 11 above).



                                EXECUTIVE COMPENSATION

             The following table sets forth a three-year summary of compensation for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose total salary and bonus payments exceeded $100,000 in the year ended December 31, 1996. Compensation includes amounts paid by Premier Financial Services, Inc. and Northern Illinois Financial Corporation prior to August 22, 1996, the effective date of the Merger.


              Annual Compensation       Long Term Compensation
                                            Awards Payouts

                                                  Other Annual Securities Long Term     All
            Name and                              Compensation Underlying Incentive    Other
      Principal Position  Year  Salary   Bonus                   Options   Payouts
                                   ($)    ($)        ($) (1)       (#)     ($) (2)      (3)

      Richard L. Geach,   1996  221,667       0        7,300       120,000         0   13,922
      Chief Executive     1995  176,292       0        4,800        15,000         0    8,296
      Officer of the      1994  176,292       0        4,800             0    36,838    9,355
      Company

      Robert W. Hinman,   1996  232,000  14,014        6,300        15,280         0   27,858
      President & Chief   1995  219,000   1,095        9,750             0         0   24,000
      Operating Officer   1994  210,000  31,203       11,650             0         0   30,972
      of the Company

      David L. Murray,    1996  150,333       0        7,300        10,180         0   14,020
      Sr. Executive Vice  1995  130,008       0        4,800        11,100         0    8,296
      President & Chief   1994  123,495       0        4,800             0    27,963    7,551
      Financial Officer
      of the Company

      Alan J. Emerick,    1996  145,217  10,203        7,450         9,020         0   27,122
      Executive Vice      1995  136,000  35,782        6,500             0         0   24,781
      President & Chief   1994  130,000  32,000        5,000             0         0   28,608
      Administrative
      Officer of the
      Company

      Steve E. Flahaven,  1996  117,333  55,000        4,800         7,250         0    8,375
      Regional President, 1995  110,608       0        4,800         8,600         0    6,087
      Region 3 Sales      1994  103,453       0        4,800             0    22,208    3,905
      Offices (4)







                                          18










<F   >

        (1) Other annual compensation consists of board attendance fees paid by the Company in 1996 (Messrs. Geach, Hinman, Murray and Emerick),
        1996 committee and directors fees paid by subsidiary banks of Northern Illinois Financial, Inc. (Messrs. Hinman and Emerick), and a
        1996 taxable allowance for use of automobiles owned by the executive officer for business purposes (Messrs. Geach, Murray and Flahaven).

        (2) Premier Financial Services, Inc. terminated its 1990 Performance
        Unit Plan in 1994.  The amount shown for Messrs. Geach, Murray and
        Flahaven was the discounted present value, as determined by the Board of Directors, of outstanding grants as of December 31, 1994. No payouts were made prior to 1994, and subsequent to payment all outstanding grants were canceled.

        (3) Amounts accrued for the benefit of the individuals under the Premier Financial Services, Inc. Savings and Stock Plan (Messrs.
        Geach, Murray and Flahaven), the Northern Illinois Financial, Inc.
        Profit Sharing Plan (Messrs. Hinman and Emerick), and for all of the named individuals under Northern Illinois and Premier s respective
        Non-qualified Deferred Compensation Plans. Also includes taxable compensation for personal use of Company owned automobiles (Messrs.
        Hinman and Emerick).

        (4) Steve E. Flahaven resigned his position with the Company effective
        March 7, 1997.








             The following table sets forth information regarding stock options exercised by each of the named executive officers during the year ended December 31, 1996, as well as the value of unexercised stock options outstanding at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND
                            FISCAL YEAR-END OPTION VALUES


                                                Number of Unexercised   Value of Unexercised
                                                        Options          In-the-Money Options
                                                at Fiscal Year-End(#)   at Fiscal Year-End($)
                                                                                   (1)
                            Shares
                           Acquired
                              on        Value
                           Exercise   Realized                 Not                      Not
              Name           (#)         ($)   Exercisable Exercisable   Exercisable  Exercisable
        Richard L. Geach      -           -        91,949     139,485      613,311      73,240

        Robert W. Hinman      -           -          -         15,280        -             -

        David L. Murray     17,051     114,746     50,020      23,284     328,114      49,489

        Alan J. Emerick       -           -          -          9,020        -             -

        Steve E. Flahaven   34,488     296,723       -         16,987        -         36,855
<F   >


        (1) Based on the fair market value (closing bid price) of the Common
        Stock of the Company on December 31, 1996, as reported on The Nasdaq
        Stock Market s National Market.

        The following table sets forth awards made under the Company s 1996 Non-qualified Stock Option Plan during the fiscal year ended December 31, 1996. All such awards have been made subject to shareholder approval of the 1996 Non-qualified Stock Option Plan. See PROPOSAL 2:
        ADOPTION of the 1996 NON-QUALIFIED STOCK OPTION PLAN.

                    STOCK OPTIONS AWARDED IN LAST FISCAL YEAR (1)

                                                                    Potential Realizable
                                                                      Value at Assumed Annual
                                                                       Rates of Stock Price
                                                                      Appreciation for Option
                             Individual Grants                            Term (2)

                           Number    % of Total
                             of       Options
                         Securities  Granted to   Exercise
                         Underlying   Employees   Or Base
                          Options        In        Price
                          Granted      Fiscal     ($/Share) Expiration
              Name          (#)         Year         (2)       Date       5% ($)     10% ($)
       Richard L. Geach    120,000     55.5 %     $10.75    09/23/06      811,268  2,055,925

       Robert W. Hinman     15,280      7.1        10.75    09/23/06      103,301    261,788

        David L. Murray      10,180      4.7        10.75    09/23/06     68,823    174,411

        Alan J. Emerick       9,020      4.2        10.75    09/23/06     60,980    154,537

        Steve E. Flahaven     7,250      3.4        10.75    09/23/06       -0-(3)     -0-(3)

        ------------------------------------------------------------------------------------

        All executive       209,030     96.7        10.75    09/23/96    1,413,162  3,581,250
        officers as a
        group

        All directors who     7,250      3.3        10.75    09/23/96       49,014    124,213
        are not executive
        officers as a
        group
<F   >
        (1) The Company s 1996 Non-Qualified Stock Option Plan provides that the Board of Directors may grant options to key employees to purchase shares of Common Stock. Non-employee directors are not eligible to participate in the Plan.  Up to 400,000 shares of Common Stock have been authorized for issuance pursuant to the Plan.  Options may be granted from time-to-time for any number of shares, and upon such terms and conditions that the Board of Directors judges desirable, provided that no options may be granted after August 22, 2006.  The

                                          21












        number of shares available for grant is adjusted annually on January 1 to the greater of 4% of the outstanding shares on that date or 400,000. Each option granted under the Plan is evidenced by an agreement subject to, among others, the following terms and conditions; 1) the option price may not be less than the fair market value of the shares on the date of grant, 2) exercised options must be paid for in full at the time of exercise in a form as specified in the Plan, and 3) options granted will expire as specified in the agreement, but in no case later than 10 years from the date of grant.

        (2) The fair market value of the Common Stock of the Company (i.e. the average of the high and low sales prices per share of Common stock) as reported on The Nasdaq Stock Market s National Market on September 23,
        1996, the date of grant.

        (3) Steve E. Flahaven forfeited options granted to him in 1996 concurrent with his resignation from the Company effective March 7, 1997.

             Prior to 1994, Premier Financial Services, Inc. provided a
        defined benefit Pension Plan for its employees.   Benefits were
        calculated under a formula based upon the 5 highest of the last 10 years of service. Effective July 1, 1994, benefits accumulating to Plan participants were frozen. Accrued benefits as of that date were fully funded. The following table sets forth the annual benefits payable upon retirement at age 65 to Messrs. Geach, Murray and
        Flahaven:



        Name                                 Amount Payable
                                              Annually upon
                                               Retirement

        Richard L. Geach                       $ 26,342

        David L. Murray                          30,122

        Steve E. Flahaven                        10,350



            The Company has entered into Change in Control and Termination Agreements ("Agreements") dated October, 1996 with certain executive officers, including Messrs. Geach, Hinman, Murray, Emerick and Flahaven. Each Agreement has a term of 36 months, subject to automatic extension, unless either party gives the other party notice if its election to terminate such automatic extension. If such notice is given, the Agreement will terminate 36 months from the date such notice is given. The agreements provide for certain benefits during a severance period (12 months) following either 1) a change of control and termination of employment for any reason other than good cause (as defined in the Agreements) at any time during the 24 months after a change of control occurs, or 2) termination of employment by the executive officer for good reason (as defined in the Agreements) at any time during the 24 months following a change of control. A change of control will be deemed to have occurred for purposes of the Agreements if any of those same events constituting a change of control under the 1996 Non-qualified Stock Option Plan have occurred and are continuing. See PROPOSAL 2: ADOPTION of the 1996 NON-QUALIFIED STOCK OPTION PLAN...Change of Control Provisions.

             Subsequent to such change of control and termination, the executive is entitled to receive the following benefits; 1) a lump sum payment equal to monthly base salary at the date of termination multiplied by 12, 2) continuation of coverage for the executive, his or her spouse and dependents (for 12 months) under all Company welfare plans in which the executive participated prior to termination, except that substantially identical benefits will be provided for any welfare plan in which participation is no longer possible, 3) a lump sum payment equal to the amount of a bonus that would have been paid under any Incentive Plan during the year of termination, pro rated for the number of months actually employed, plus an amount equal to the average bonus paid to the executive for the three years preceding termination, 4) any benefits accrued under any retirement, welfare or incentive plan in which the executive participated at date of termination, 5) a lump sum payment equal to the amount which the Company would have contributed to the Grand Premier Financial, Inc. Deferred Compensation Plan had termination not occurred, and 6) immediate and full vesting of all options so that such options become Exercisable on the date of termination or for 200 days thereafter, or, if such acceleration is not permissible under a Plan, a payment equal to the excess, if any, of the aggregate fair market value of all stock of the Company subject to options held by the executive less the aggregate exercise price of such stock on the date of termination. If the executive officer dies during the severance period, his or her spouse or beneficiary will receive the remainder of all unpaid benefits provided under the Agreements.






                         BOARD COMPENSATION COMMITTEE REPORT


             The Compensation Committee of the Board of Directors is responsible for establishing the policies and procedures which determine the compensation of the Company's executive officers. The Committee sets base cash compensation and potential bonus compensation annually for the Chief Executive Officer (CEO) and other executive officers. In addition, the Committee has exclusive authority to grant stock options to executive officers.

             In creating policies and making decisions concerning executive compensation, the Compensation Committee seeks to:

             1. ensure that the executive team has clear goals and accountability with respect to expected corporate performance;

             2. establish pay opportunities that are competitive within the Company's industry and consistent with its position in the marketplace and the markets within which it operates;

             3.  assess results fairly and regularly in light of expected
        Company
                 performance; and

             4. align pay and incentives with the long-term interests of the Company's shareholders.

        Base Salary

             The objective of the Company's salary program is to help ensure that the organization is able to attract and retain motivated individuals necessary to achieve its goals in the most cost-effective way possible. Salaries paid to executive officers (other than the CEO) are based upon an assessment, in conjunction with the chief executive officer, of the nature and responsibilities of each position including its relative contribution to carrying out the Company s strategic objectives. The committee considers both internal and external information, including input from independent compensation surveys and, where appropriate, from outside compensation consultants. Comparisons focus primarily on banks and/or bank holding companies of similar size and with similar geographic and/or market characteristics. The salaries of the CEO and other executive officers are established at levels that the committee believes approximate the midpoint for comparable positions within the financial services industry. Executive officers, including the CEO, may defer up to 50% of their salary each year. The Company matches deferred amounts at 25%.

        Performance Incentives

             The Company utilizes both short-term and long-term incentive programs, in tandem with base salaries, to closely tie overall executive compensation to the interests of the Company's shareholders. The Company's Incentive Programs are then designed to motivate the CEO and other executive officers to manage towards improved shareholder return.

             The Short-Term Incentive Program (i.e. cash bonuses) rewards all employees, including the CEO and other executive officers, for surpassing the annual financial plan with regard to earnings and other key performance indicators such as asset quality, growth, expense control and efficiency. Each year, a financial plan is approved by the Board of Directors. Based upon that plan, the key performance indicators in the bonus program are weighted and the program is approved by the Board. The bonus program provides for bonuses only if earnings exceed the approved level. The size of any bonus, including those paid to the CEO and other executive officers, may range from approximately 3%-50% of base salary. Executive officers, including the CEO, may defer up to 100% of any bonus. The Company matches amounts deferred at 25%.

             The Long-Term Incentive Program uses Stock Options to correlate executive compensation with shareholder value. Executive officers, including the CEO, may be granted options as determined by the Compensation Committee. Options are valued at the discretion of the committee at the date of grant, but in no case may they be valued at less than fair market value as reported on The Nasdaq Stock Market s National Market. Executives are allowed to exercise the options on a vesting formula established at the date of grant by the committee, and options must be exercised on or before their expiration date. The potential value of options is dependent upon increasing total return (i.e. stock price appreciation plus dividends) to shareholders over time.

        CEO Compensation

             The base salary and bonus, if any, for the Chief Executive Officer is determined under the policies and programs outlined above. The maximum award under the Company's Short Term Incentive Program for the CEO is approximately 50% of salary. The CEO may be awarded options under the Long Term Incentive Program as determined by the Compensation Committee. In 1996, the CEO was granted 120,000 options which vest ratably over three years beginning September 23, 1997.

        Tax Deductibility of Executive Compensation

             Section 162(m) of the Internal Revenue Code of 1986, as amended, (the Code ) and related regulations provide that a public company may not deduct, for federal income tax purposes, compensation in excess of $1 million per year paid to the chief executive officer and the four other most highly compensated executive officers employed by the company at year end, other than compensation which qualifies as performance-based compensation under the Code and related regulations or is otherwise exempt from the provisions of Section 162(m). Compensation attributable to stock option awards is deemed to be performance-based (and not subject to the $1 million cap) if, among other things, the plan pursuant to which the stock options are granted includes a limit on the number of shares for which stock options may be granted to any employee during a specified period, and the plan is approved by the stockholders of the company. The Company s 1996 Non-qualified Stock Option Plan includes such a limit, and the Company is submitting the Plan to the Stockholders for their approval at this annual meeting.

             All compensation paid to the Company s Chief Executive Officer and the four other most highly compensated executive officers was deductible in 1996 and is expected to be deductible in 1997. In designing future compensation programs for the chief executive officer and other highly compensated executive officers, the Committee will take into account the deductibility of such compensation under Section 162(m). The Committee may recommend, in the future, steps to assure the deductibility of other forms of compensation paid by the Company, in the event the Committee determines that the benefits of such deductibility to the Company outweigh any loss of flexibility or other disadvantages involved in qualifying such compensation as performance-based under Section 162(m).







             COMPENSATION COMMITTEE

             Edward G. Maris
             Frank J. Callero
             Stephen J. Schostok
             John Simcic
















        The following graph shows the cumulative total return to shareholders (stock price appreciation plus dividends) of the Company's stock as compared to the cumulative total return of all domestic (US) stocks traded on The Nasdaq Stock Market s National Market and the cumulative total return of all Bank stocks traded on The Nasdaq Stock Market s National Market for the years 1992 through 1996. The Company s stock began trading on The Nasdaq Stock Market s National Market on August 22, 1996, the effective date of the Merger. Prior to the Merger, Premier Financial Services, Inc. s common stock was traded on The Nasdaq Stock Market s National Market. Northern Illinois Financial Corporation s common stock was not traded on any regional or national exchange or any established over-the-counter market. For periods prior to August 22, 1996, the Company s stock performance as set forth in the following graph reflects the stock price appreciation for Premier Financial Services, Inc. Common stock plus dividends paid by Premier Financial Services, Inc. and Northern Illinois Financial Corporation.

        Pursuant to Rule 304 (d) of Regulation S-T Grand Premier Financial,
        Inc. is submitting on paper under cover of Form SE the performance graph that is to appear in registrant's proxy and information statements relating to annual meetings of security holders at which directors will be elected. The following table presents year-end cumulative total returns for the Company, U.S. stocks traded on the NASDAQ over the counter market and all Bank stocks traded on the NASDAQ over the counter market assuming $100.00 was invested on Janaury 1, 1992 and all dividends were reinvested for the five year period ended December 31, 1996.

                                 1991 1992 1993 1994 1995 1996
             Company             $100 $151 $161 $203 $235 $235
             Nasdaq Bank Stocks  $100 $146 $165 $246 $246 $326
             U.S. Nasdaq Stocks  $100 $116 $130 $185 $185 $227


       The Company's cumulative total return to shareholders has exceeded the cumulative total return of all U.S. Nasdaq stocks traded on the NASDAQ over-the-counter market for the years 1991 through 1996. In 1992, the Company's cumulative total return exceed that of the Bank stocks traded on the NASDAQ over-the-counter market.





             Compensation Committee Interlocks and Insider Participation

             None of the members of the Compensation Committee is an officer, employee or former employee of the Company. Members of the Compensation Committee or their associates may have loans or loan commitments from the Company s subsidiary banks, but all such loans or loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

                  Compliance with Section 16(a) of the Exchange Act

             Pursuant to Securities and Exchange Commission regulations, the Company must disclose the names of persons who failed to file or filed late a report required under Section 16(a) of the Securities Exchange Act of 1934. Generally, the reporting regulations under Section 16(a) require directors and executive officers to report changes in ownership in the Company s equity securities. Based solely on a review of Forms 3, 4, and 5, including amendments thereto, all such forms were filed on a timely basis by reporting persons.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             Directors and executive officers of the Company and their associates were customers of, and have had transactions with, the Company and in particular its subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and loan commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.




                                      PROPOSAL 2


                 ADOPTION OF THE 1996 NON-QUALIFIED STOCK OPTION PLAN


             The Board of Directors has approved, subject to stockholder ratification and approval, the Company's 1996 Non-qualified Stock

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        Option Plan (the "Plan"), which is included as Appendix A to this
        Proxy Statement.

             For information concerning stock options granted in 1996 under the Plan to the chief executive officer, the other four most highly compensated executive officers of the Company, all executive officers of the Company as a group and all directors who are not executive officers as a group see STOCK OPTIONS AWARDED IN LAST FISCAL YEAR. All such options were granted subject to stockholder approval of the Plan.

             The Plan is intended to recognize employee contributions in achieving the Company's strategic goals, and to enhance the ability of the Company to attract, retain and motivate individuals of the caliber essential to the Company's future growth and success. The Plan also provides an additional incentive to perform by giving key employees an opportunity to acquire, or increase their proprietary investment in, the Company's Common Stock. All options granted under the Plan will be non-qualified stock options.


             The Board of Directors believes the use of options will enable the Company to attract, retain and motivate talented, experienced individuals at salary levels below that which would otherwise have been required if options were not part of the Company's compensation package. Because options provide a potential economic benefit to holders, their use effectively provides an incentive to Plan participants to endeavor to improve the Company's financial performance, and therefore the performance of the Company's Common Stock in the public market.

        SUMMARY OF THE PLAN

        The following Plan summary should be read in conjunction with the Plan, a copy of which is included in this proxy statement as Exhibit A, and is incorporated herein by reference.

        1. SHARES COVERED BY THE PLAN - The number of shares of Common Stock for which options may be granted shall initially be 400,000 shares (approximately 2%) of the Common Stock outstanding on March 31, 1997. The total number of shares available for option will be adjusted on January 1 of each calendar year to 4% of the Company's outstanding shares as of that date, provided that no such adjustment shall reduce the number of shares which may be issued and sold under the Plan below 400,000. The number of shares available for option under the Plan is subject to adjustment for any stock split, dividend, recapitalization or certain other capital adjustments.

        2. ADMINISTRATION - The Compensation Committee (the "Committee") of the Board of Directors of the Company will administer and interpret the Plan and may prescribe, in its sole discretion, rules and regulations it deems necessary for administration of the Plan. The

        Committee will consist of at least two directors. Membership on the Committee is limited to those directors who meet the definitions of
        (I) non-employee directors within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the Exchange Act ), and (ii) outside directors under Section 162(m) of the Code and related rules and regulations.

        3. ELIGIBILITY - All persons who have been designated by the Committee as key employees of the Company or any of its subsidiaries are eligible to receive options under the Plan. Currently, the Committee has identified 13 key employees as being eligible to participate in the Plan.

        4. NUMBER OF AWARDS SUBJECT TO GRANTS - Subject to the provisions of the Plan, the Committee may grant options to eligible employees for such number of shares of Common Stock and upon such terms and conditions as the Committee deems desirable. The maximum number of shares of Common Stock with respect to which options may be granted to any employee within any calendar year may not, however, exceed 250,000 shares, subject to adjustment under the anti-dilution provisions of the Plan.

        5. TERM OF PLAN - No option may be granted under the Plan after August 22, 2006.

        6. TERMS AND CONDITIONS OF OPTIONS - Each option granted under the Plan will be evidenced by an Agreement between the Company and the employee to whom the option is granted. The Agreement will be subject to the following terms and conditions:

           (a) The exercise price for each share granted will be determined in each case on the date of grant by the Committee, but shall not be less than the fair market value of shares of Common Stock at the time
           the option is granted. Fair market value is defined as 1) the average of the high and low sales prices per share of Common Stock as reported on The Nasdaq National Stock Market s National Market
        on
           the date of grant, or 2) if no sales are reported for such date the average of the bid and asked prices per share as quoted on The
        Nasdaq
           Stock Market s National Market on the date of grant, or 3) a price as otherwise determined by the Committee in its discretion.

           (b) Vesting - each option is vested in accordance with the terms of the Agreement evidencing such Option.

           (c) expiration of options - options granted under the Plan expire not later than the first to occur of the following:

              (1) Ten years from the date the option is granted ("option period")

              (2) Three months after a) the retirement of the Optionee under any retirement plan of the Company, b) termination due to total and permanent disability, provided that the Board of Directors may, by resolution, determine that this subparagraph (2) of paragraph (c) shall not apply to any option or portion thereof.

              (3) Six months after an Optionee's date of death, or, at the expiration of the option period without exercise by the person
        or
              persons entitled to do so under the Optionee's Will, or, if the Optionee fails to make testamentary disposition or dies intestate,
              by the Optionee's legal representative(s).

              (4) Termination of employment for any reason other than those expressed in subparagraphs (2) and (3) of paragraph (c).

           (d)Transferability - unless otherwise permitted in the option agreement and subject to the terms of the Plan, options granted under the Plan shall be non-transferable except to theOptinoee s trust, or by will or the laws of descent and distribution, and are exercisable during the Optionee's lifetime only by the Optionee.

           (e) Payment - Optionees must pay the purchase price of the shares of
           Common Stock upon exercise.  Payment may be as follows:

              (1) in cash,

              (2) by delivering shares of Common Stock having an aggregate fair market value on the date of exercise equal to the option exercise price,

              (3) by directing the Company to withhold such number of shares of
              Common Stock otherwise issuable upon exercise of such option having a fair market value on the date of exercise equal to the option exercise price,

              (4) by such other medium of payment that the Committee, in its discretion, authorizes at the time of the grant, or

              (5) by any combination of (1), (2), (3) and (4) above.

        7. CHANGE OF CONTROL PROVISIONS - All outstanding options will become fully Exercisable and all restrictions will terminate on such options under a change of control of the Company. The Committee, as constituted before the change of control, may also take any one or more of the following actions;

           (a) provide for the purchase of any option for an amount of cash equal to the difference between the exercise price and the then
        Fair
           Market Value of the Common Stock covered by the option had the option been currently Exercisable,

           (b) make such adjustment to any option outstanding as the Committee deems appropriate to reflect the change of control, or

           (c) cause any outstanding option to be assumed by the acquiring or surviving corporation after such change of control. Change of control is defined as:

              (1) subject to certain specified exemptions (including an exemption for shares of Common Stock as a result of the conversion of shares of Northern Illinois
              Common Stock in the Merger), any individual, entity, or group, including any
               Person (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act)
              acquires beneficial ownership of 20% or more of the Common Stock or of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the
         Voting
              Securities );

              (2) persons who were directors of the Company as of August 22, 1996 (the effective date of the Plan) or persons nominated by those directors to succeed to their positions or their successors (the Incumbent Board ) shall cease to constitute a majority of the board of directors of the Company;

              (3) the shareholders shall approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (I) more than 60% of the Common Stock and 60% of the Voting
              Securities are owned by all or substantially all of the same persons who were beneficial owners of such securities immediately prior to the reorganization, consolidation or merger, in substantially the same proportions relative to one another, (ii) no person beneficially owns 20% or more of the common stock or voting securities of the surviving corporation, other than specified entities controlled by the Company or a person who beneficially owned 20% or more of the Common Stock or the Voting Securities immediately prior to the reorganization, consolidation or merger, and (iii) at least a majority of the members of the board of directors of the surviving corporation were members of the Incumbent Board; or

              (4) the shareholders approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the
              Company to another corporation other than a corporation which meets the following requirements: (I) more than 60% of the common stock and 60% of the voting securities of the corporation are owned by all or substantially all of the same persons who were beneficial owners of the Common Stock and the Voting
              Securities immediately prior to such sale or disposition, in substantially the same proportions relative to one another, (ii) no person beneficially owns 20%
              or more of the common stock or voting securities of the corporation, other than specified entities controlled by the Company or a person who beneficially owned
              20% or more of the Common Stock or Voting Securities immediately prior to such sale or disposition, and (iii) at least a majority of the members of the board of directors of the corporation were members of the Incumbent
        Board.

        8. AMENDMENTS - The Plan may be terminated or amended from time-to-time by vote of the Board of Directors without stockholder approval to the extent permitted by law. No amendment may adversely affect options previously granted under the Plan without the written consent of the holders of such options.

        9. EXEMPTION FROM LIABILITY - The members of the Committee and of the Board of Directors, and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct and for all the acts, omissions and conduct of their duly constituted agents in carrying out their responsibilities under the Plan, and the Company shall save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity except to the extent that such effects and consequences shall result from their own willful misconduct.

        10. GOVERNING LAWS - The Plan shall be construed, administered and governed under and by the Laws of the State of Illinois.

        11. TAXES - At the time of exercise of any option, the Company may require an Optionee to pay the Company an amount equal to the tax the Company or any subsidiary may be required to withhold to obtain a deduction for Federal and State income tax purposes as a result of the exercise or to comply with applicable law.

        The Board of Directors approved the 1996 Non-Qualified Stock Option Plan on August 20, 1996, to become effective August 22, 1996 subject